CONFIDENTIAL
August 10, 2025
RumbleOn, Inc.
901 W. Walnut Hill Ln #110A
Irving, Texas 75038
Commitment Letter ([Coulter]/[Tkach]/[Stone House])1
Ladies and Gentlemen:
You have advised the undersigned (the “Lender”) that RumbleOn, Inc., a Nevada corporation (“you” or the “Company”), desires to obtain proceeds of not less than $10,000,000 in the aggregate from subordinated loans, which proceeds will be used by the Company to prepay a portion of the Company’s loans outstanding under the Company’s Term Loan Credit Agreement, dated as of August 31, 2021, among the Company, Oaktree Fund Administration, LLC, as administrative agent, and the lenders thereunder (as amended to the date hereof, the “Senior Credit Agreement”). In connection with an amendment to the Senior Credit Agreement, the Company has negotiated with the Lender, and with certain other lenders (the “Other Subordinated Lenders”), the Summary of Debt Financing Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”). Capitalized terms used but not defined in this commitment letter shall have the meanings assigned to them in the Term Sheet. We refer to this commitment letter and the Term Sheet collectively as this “Commitment Letter.”
1.Commitment.
The Lender is pleased to advise you of its commitment (the “Commitment”) to make a subordinated loan to the Company in the original principal amount of $3,333,334 (the “Loan”). The Loan will be evidenced by a promissory note (the “Promissory Note”) on the terms and conditions set forth in the Term Sheet. The date that the Loan is funded is referred to herein as the “Closing Date.”
2.Information.
In support of the Commitment, you have provided written information and written data to the Lender. We refer to all such information and data, other than information of a general economic or industry specific nature, as the “Information.” You hereby represent and warrant that (a) all Information that has been or will be made available to the Lender directly or indirectly by you or by any of your subsidiaries or representatives in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections that have been or will be made available to the Lender by you or by any of your subsidiaries or representatives in connection with the transactions contemplated hereby have been, or will be, prepared in good faith based upon assumptions that are believed by you to be reasonable at the time prepared and at the time the related Projections are so furnished to the Lender; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which
1 NTD: Each Lender will have a separate Commitment Letter.

are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. The Lender represents and warrants that it has received all Information and Projections that it deems necessary or advisable in connection with its entry into this Commitment Letter.
3.Representations.
You represent and warrant that:
(a)all corporate action on the part of the Company, its officers, and directors necessary for the authorization of this Commitment Letter, and the performance of all obligations of the Company under this Commitment Letter, has been taken;

(b)this Commitment Letter, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)the execution and delivery of this Commitment Letter, and the performance by the Company of its obligations hereunder, will not (i) result in any violation of any term of its certificate of incorporation, bylaws or other organizational documents, each as in effect on the date hereof, (ii) be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to the foregoing, (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or its properties is bound or subject, (iv) require the Company to obtain any consent or approval, or give any notice to, or make any filing with, any third party or governmental authority, (v) result in a material violation, default, or breach of (with or without due notice or lapse of time or both), give rise to any right of termination, cancellation or acceleration under, give rise to or accelerate any liability, payment or right under, or require the consent of any third party to, any material contract or agreement to which the Company or any of its subsidiaries is a party or bound, or (vi) result in the imposition or creation of any lien upon or with respect to any of the assets, properties or rights of the Company or any of its subsidiaries.

4.Commitment Fee.
As consideration for the Commitment, you agree to pay (or cause to be paid) a commitment fee to the Lender (the “Commitment Fee”) in the amount of $100, payable upon execution and delivery of this Commitment Letter. Once paid, the Commitment Fee shall not be refundable under any circumstances.
5.Conditions.
The Commitment and funding of the Loan are subject solely to (i) the effectiveness of the Senior Credit Agreement Amendment, in the form attached hereto as Exhibit B, the purpose of which is to, among other things, extend the maturity of the loans outstanding under the Senior Credit Agreement to

September 30, 2027, (ii) the negotiation, execution and delivery of definitive documentation for the Promissory Note and the Subordination Agreement, each having terms and conditions consistent with this Commitment Letter and such other terms and conditions as are reasonably acceptable to the Lender and the Company, (iii) the Company contemporaneously receiving loans from Other Subordinated Lenders on terms and conditions substantially identical to those set forth in the Term Sheet in the aggregate amount of $6,666,668, (iv) the representations and warranties of the Company set forth herein being true and correct as of the Closing Date, and (v) the satisfaction of the conditions to be contained in the Promissory Note and the Subordination Agreement. There are no other conditions (implied or otherwise) to the Commitment or the funding of the Loan. The Lender and the Company agree to negotiate the terms and conditions of the Promissory Note and the Subordination Agreement promptly, in good faith, and on the terms and conditions contemplated by the Term Sheet.
6.Indemnity.
To induce the Lender to enter into this Commitment Letter and to proceed with funding the Loan, you agree (a) to indemnify and hold harmless the Lender and its affiliates (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of, resulting from, or in connection with any actual or threatened claim, litigation, investigation or proceeding (including any inquiry or investigation) in connection with this Commitment Letter or any related transaction contemplated hereby, the Loan or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates or creditors or any other third person, and to promptly reimburse after receipt of a written request, each such Indemnified Person for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating or defending any of the foregoing by one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, by a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, by another firm of counsel for such affected Indemnified Person) or other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations of such Indemnified Person under this Commitment Letter (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding solely between or among Indemnified Persons not arising from any act or omission by you or any of your affiliates.
7.Miscellaneous.
This Commitment Letter and the Commitment shall not be assignable or delegable by any party hereto without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, conditioned or delayed), and any attempted assignment or delegation without such consent shall be null and void.

This Commitment Letter and the Commitment are intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and do not and are not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein).
This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.
This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
This Commitment Letter (i) is the only agreement that has been entered into among the parties hereto with respect to the Loan and (ii) supersedes all prior understandings, whether written or oral, among us with respect to the Loan and sets forth the entire understanding of the parties hereto with respect thereto.
You agree to pay the reasonable, documented, out-of-pocket legal expenses of the Lender in connection with the transactions contemplated by this Commitment Letter, whether or not the Loan is made.
 Prior to making any press release or public statement related to the Commitment Letter, the Commitment and/or the Loan, you agree to provide the Lender with a reasonable opportunity for review of, and give due consideration to any reasonable comment by the Lender related to, such press release or public statement.
THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER, OR RELATED TO, THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein.
Each party agrees that irreparable damage would occur to the other party in the event that any provision of this Commitment Letter is not performed in accordance with its specific terms or is otherwise breached or the Loan is not funded, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the Company, on the one hand, and the Lender, on the other hand, shall be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Commitment Letter and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. In furtherance of the foregoing, neither party shall be required to provide any bond or other security in connection with any such order or demonstrate actual or potential damages or harm.

The Lender hereby represents, warrants and confirms that it has sufficient liquid and unencumbered funds (or the right to obtain such funds pursuant to binding and enforceable contractual commitments) so as to enable it to fund the Loan and no internal or other approval is required for the Lender to fulfill its obligations pursuant to this Commitment Letter.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.
Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.
The Lender hereby agrees that we shall hold the Commitment available for the Company until 11:59 p.m., Eastern Time, on September 5, 2025.
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We are pleased to have been given the opportunity to assist you in connection with these matters.
Very truly yours,
[________________________________
BILL COULTER]
[________________________________
MARK TKACH]

[STONE HOUSE CAPITAL MANAGEMENT, LLC

By: ________________________________
Mark Cohen, _________]

[Signature page to Commitment Letter]

Accepted and agreed to as of
the date first above written:
RUMBLEON, INC.
By:    ______________________________
Michael Quartieri, Chief Executive Officer

[Signature page to Commitment Letter]

EXHIBIT A
Summary of Debt Financing Terms and Conditions
[See attached.]

EXHIBIT B
Credit Agreement Amendment
[See attached.]